Exhibit 10.7

Exclusive Call Option Agreement

This Exclusive Call Option Agreement (this “Agreement”) was entered into on August 23, 2019 in Beijing, China by and among:

Party A: Beijing Quhuo Information Technology Co., Ltd., a limited liability company legally incorporated and validly existing under the Laws of China, [REDACTED].

Party B:

1.	Lili Sun, a [REDACTED] citizen, with ID number of [REDACTED];

2.	Zhen Ba, a [REDACTED] citizen, with ID number of [REDACTED];

3.	Shuyi Yang, a [REDACTED] citizen, with ID number of [REDACTED];

4.	Tongtong Li, a [REDACTED] citizen, with ID number of [REDACTED];

5.	Ningbo Maiken Investment Management LLP (“Ningbo Maiken”), a limited partnership legally incorporated and validly existing under the Laws of China, with its registered address at [REDACTED]

(The parties mentioned in items 1-5 above are hereinafter collectively referred to as “Party B”)

Party C: Beijing Quhuo Technology Co., Ltd., a limited liability company legally incorporated and validly existing under the Laws of China, with its registered address at [REDACTED]

“Party A”, “Party B” and “Party C” are hereinafter individually referred to as a “Party” and collectively as the “Parties”.

WHEREAS:

1.	Party B jointly holds 100% equity interest in Party C;

2.	Party B intends to irrevocably grant Party A an exclusive option to purchase all or part of the equity held by Party B in Party C;

3.	Party A, Party B and Party C intend to sign this Agreement in respect of the exclusive call option granted by Party B to Party A.

THEREFORE, the Parties have reached the following agreement through mutual consultation:

1.	Sales and Purchase of Equity

1.1	Call Option Granted

To the extent permitted by the Laws of China (including any legislation, laws, regulations, rules, notices, explanations or other binding documents issued by any administrative or judicial authorities of central and local level before or after the date of this Agreement, the “Laws of China”), Party B, separately and jointly, agrees to hereby irrevocably and unconditionally grant Party A or any person designated by it an unconditional, irrevocable and exclusive call option to purchase all or part of Party B’s equity in Party C once or at multiple times at any time during the Term of this Agreement in accordance with the exercise procedures determined discretionarily by Party A and at the price described in Article 1.3 hereof (“Call Option”). Except Party A or its designee(s), no other person shall be entitled to the Call Option or other rights with respect to the equity held by Party B in Party C. Party C hereby agrees that Party B may grant the Call Option to Party A or its designee(s). The term “person” as used herein shall refer to any individual, corporation, joint venture, partnership, enterprise, trust or non-corporate organization.

1.2	Exercise Procedures

The exercise of the Call Option by Party A and/or its designee shall be subject to the provisions of the Laws of China. When exercising the Call Option in accordance with Article 1.1 hereof, Party A and/or its designee shall issue a written notice to Party B (“Call Option Notice”), specifying: (a) the decision of Party A and/or its designee to exercise the Call Option; (b) the proportion or amount of equity to be purchased by Party A and/or its designee from Party B (the “Purchased Equity”); and (c) the date(s) for purchasing and/or transferring the Purchased Equity. Upon receipt of the Call Option Notice, Party B shall, in accordance with the Notice, transfer all the Purchased Equity to Party A and/or its designee in the manner specified in Article 1.4 hereof.

1.3	Equity Price and its Payment

When Party A and/or its designee decides to exercise the Call Option in accordance with this Agreement, the purchase price of the Purchased Equity (“Equity Price”) shall be the nominal price; however, if the Equity Price shall be the any other price as required by relevant government department or the Laws of China, then the Equity Price shall be the lowest price that meets such requirements. Nevertheless, in any case, subject to the provisions and requirements of the current Laws of China, any payment made by Party A and/or its designee at any such price to Party B shall be refunded to Party A and/or its designee. After the necessary tax withholding is made with respect to the Equity Price in accordance with the Laws of China, the Equity Price shall be transferred to the account designated by Party B within seven (7) days from the date when the Purchased Equity are formally transferred to Party A and/or its designee. And Party B shall, within seven (7) days after receiving the Equity Price, refund the same to Party A and/or its designee.

1.4	Transfer of the Purchased Equity Interest

For each exercise of the Call Option by Party A and/or its designee:

(1)

Party B shall cause Party C to promptly convene a meeting of Board of Shareholders, at which a resolution shall be adopted approving Party B’s transfer of the Purchased Equity to Party A and/or its designee;

(2)

Party B shall sign with Party A and/or (if applicable) its designee an equity transfer contract and other relevant legal documents with respect to each transfer in accordance with this Agreement and the Call Option Notice;

(3)

The relevant Parties shall execute all other necessary contracts, agreements or documents (including but not limited to the amendments to Party C’s Articles of Association), obtain all necessary internal approvals, authorizations, government approvals, licenses, consents and permits, and take all necessary actions, without bearing any Security Interest, so as to transfer to Party A and/or its designee the valid title to the Purchased Equity free of any Security Interest and cause Party A and/or its designee to be the registered owner(s) of the Purchased Equity (subject to the completion of the corresponding industrial and commercial registration). For the purposes of this paragraph and this Agreement, “Security Interest” shall include any security, mortgage, third party’s right or interest, stock purchase right, acquisition right, right of first refusal, right to offset, ownership retention or other security arrangements, for clarity, it does not include any security interest arising from this Agreement and the Equity Interest Pledge Agreement. The “Equity Interest Pledge Agreement” as used in this paragraph and this Agreement refers to the Equity Interest Pledge Agreement signed by Party A, Party B and Party C on the date of this Agreement, whereby Party B shall pledge all the equity held by it in Party C to Party A for the purpose of guaranteeing Party C’s performance of its obligations under the Exclusive Business Cooperation Agreement (the “Business Cooperation Agreement”) signed by Party C and Party A on the date of this Agreement, the Power of Attorney (the “Power of Attorney”) signed by all Parties on the date of this Agreement, the letter of proxy issued by Party B on the date of this Agreement and this Agreement.

2.	Undertakings

2.1	Undertakings of Party B or Party C

Party B (as a shareholder of Party C) and Party C hereby jointly and separately undertake that:

(1)

Without prior written consent of Party A, they will not in any manner supplement, modify or amend any of the major provisions in the organizational documents (including the Articles of Association) or procedures of Party C, increase or decrease its registered capital, or otherwise change the structure of its registered capital, or change the form of Party C through any merger, division, suspension, termination, dissolution, liquidation, bankruptcy, reorganization or any other act; after the statutory liquidation as described in Article 3.6 of this Agreement, Party B shall pay to Party A any remaining residual value collected by it on the basis of non-two-way payment or cause such payment to occur. If such payment is prohibited by the Laws of China, Party B will pay the income to Party A or its designee to the extent permitted by the Laws of China;

(2)

They shall, in accordance with good financial and commercial standards and practices, maintain the existence of Party C, operate its business and handle its affairs prudently and effectively, and cause Party C to fulfill its obligations under the Business Cooperation Agreement;

(3)

Without prior written consent of Party A, they shall not permit or cause Party C to sell, transfer, license, mortgage, pledge, authorize any third party to use or otherwise dispose of the important tangible and intangible assets of Party C and its subsidiaries, including but not limited to patents, trademarks, copyrights or other intellectual property rights;

(4)

Without prior written consent of Party A, they shall not incur, inherit, guarantee or permit the existence of any debt or payment obligation of more than RMB200,000, except for: (i) debts incurred in the ordinary course of business other than through loans; and (ii) debts that have been disclosed to Party A and for which Party A’s written consent has been obtained;

(5)

They shall always operate all of Party C’s businesses during the ordinary course of business to maintain the value of Party C’s assets and refrain from any action/omission that may affect Party C’s operating status and asset value; Party A’s board of directors has the right to supervise Party C’s assets and assess whether Party C has control over its assets. If Party A’s board of directors believes that Party C’s business activities affect the value of its assets or affect its control over its own assets, then Party A will hire legal counsels or other professionals deal with these issues;

(6)

Without prior written consent of Party A, they shall not permit or cause Party C to sign any major contract, except for the contracts signed in the normal course of business and the contracts signed by Party C with Party A’s subsidiaries, parent company or the subsidiaries directly or indirectly controlled by its parent company;

(7)

Without prior written consent of Party A, they shall not permit or cause Party C to pay any significant capital expenditure or investment with a consideration of RMB500,000 or more, or conduct such transactions as the purchase, sale, mortgage, pledge, lease, pawn or other disposal of assets totaling more than RMB500,000 beyond the normal business operations or budget of Party C during 12 months;

(8)

Without prior written consent of Party A, they shall not permit or cause Party C to enter into any major agreement with any one or more related parties and promise, guarantee or bear unrestricted obligations, or conduct any transaction with the single amount exceeding RMB 200,000 or with the total accumulated amount exceeding RMB 500,000 during any period of 12 months;

(9)

Without prior written consent of Party A, they shall not permit or cause Party C to provide any person (including Party B and its related parties) with any loan, financial assistance or mortgage, pledge or any other form of guarantee, or permit any third party to create any mortgage or pledge on its assets or equity;

(10)	They shall, at Party A’s request, regularly provide Party A with information on Party C’s business operations and financial condition;

(11)

They shall, at Party A’s request, purchase and maintain insurance in respect of Party C’s assets and business from an insurance company accepted by Party A, at an amount and with the type of coverage typical for companies that operate similar businesses and possess similar properties or assets in China;

(12)	Without prior written consent of Party A, they shall not permit or cause Party C to sell subsidiaries or acquire other enterprises;

(13)

They shall immediately notify Party A of any occurred or threatened litigation, arbitration or administrative proceedings relating to Party C’s assets, business or revenue and shall take all necessary measures in accordance with Party A’s reasonable request;

(14)

To maintain the ownership by Party C of all of its assets, they shall execute all necessary or appropriate documents, take all necessary or appropriate actions and file all necessary or appropriate complaints or defend necessarily and appropriately against all claims;

(15)

Without prior written consent of Party A, they shall ensure that Party C shall not announce or pay any dividend, bonus or loss compensation plan in any form, but Party C shall immediately distribute all distributable profits to its shareholders upon written request of Party A;

(16)

At the request of Party A, they shall, in accordance with the Laws of China and the Articles of Association, appoint any person nominated/designated by Party A as the director, supervisor and/or officer of Party C and/or remove any director, supervisor and/or officer of Party C from office, and shall perform all relevant resolutions and filing procedures; Party A has the right to request Party B and Party C to replace any person mentioned above;

(17)

If Party A is hindered from exercise the Call Option due to the failure of Party C’s any shareholder or Party C to fulfill its tax obligations under applicable law, then Party A has the right to request Party C or its shareholder to fulfill such tax obligations or request Party C or its shareholder to pay such tax amount to Party A and then to relevant tax authority through Party A on Party C’s behalf;

(18)	Without prior written consent of Party A, they shall not agree or cause Party C to formulate, approve or modify Party C’s employee stock option incentive plan;

(19)

Without prior written consent of Party A, they shall not permit or cause Party C to issue any securities, shares, preferred shares or warrants, options and other rights to purchase any securities domestically or abroad;

(20)

Without prior written consent of Party A, they shall not permit or cause Party C to engage in any business area that is significantly different from the existing business plan, change its name or terminate any existing business;

(21)

Without prior written consent of Party A, they shall not permit or cause Party C to formulate, approve or modify Party C’s annual budget and operating plan, including any capital expenditure budget, operating budget and financial plan;

(22)	Without prior written consent of Party A, they shall not permit or cause Party C to employ any officer or key employee or determine their remuneration and benefits; and

(23)

In respect of the commitments under this Article 2.1, Party B and Party C shall cause Party C’s subsidiaries to comply with such commitments as applicable, as if such subsidiaries were Party C under the corresponding terms.

2.2	Undertakings of Party B

Party B hereby unconditionally and irrevocably undertakes that:

(1)

Without prior written consent of Party A, Party B shall not sell, transfer, mortgage or otherwise dispose of any legal or beneficial rights in the equity held by it in Party C or permit the creation of any Security Interest thereon from the date of this Agreement, except for the pledge created on the equity of Party C in accordance with the Equity Interest Pledge Agreement;

(2)	Party B shall not engage in business operations or perform any other activities that may adversely affect Party C’s reputation;

(3)	Party B shall take all measures to ensure that all of Party C’s business certificates and licenses are legal and valid, and are renewed on time in accordance with law;

(4)

Party B shall not externally sign any documents or make relevant commitments that conflict with the agreements and other legal documents signed with Party C or Party A or the entity designated by Party A and are in the process of performance; Party B shall not cause any conflict of interest between Party B and Party A and its shareholders by the way of any act or omission. In the event of such a conflict of interest (Party A has the right to unilaterally decide whether such conflict of interest occurs), Party B shall take measures to eliminate it as soon as possible, subject to the consent of Party A or the entity designated by Party A. If Party B refuses to take such measures, then Party A has the right to exercise the Call Option hereunder;

(5)

Without the written consent of Party A, Party B shall not in any way directly or indirectly participate in or engage in any business that competes with or may compete with that of Party C and its controlled subsidiaries, or be employed by any entity engages in any business that competes with or may compete with that of Party C and its controlled subsidiaries or hold any equities or assets of such entity (except that it can hold less than 5% equity of such entity), and Party A has the right to decide whether there exists or may exist any of the above circumstances;

(6)

Party B shall not request Party C to make dividends or other forms of profit distribution on the equity held by Party B in Party C, propose any resolutions on such distribution at the meeting of Board of Shareholders or vote in favor of such resolutions. In any event, if Party B receives any income, profit distribution or dividends from Party C, Party B shall, to the extent permitted by the Laws of China, waive the collection of such income, profit distribution or dividends, and immediately pay the same to Party A or any person designated by Party A;

(7)

Party B shall cause that, without prior written consent of Party A, the Board of Shareholders and/or Board of Directors of Party C shall not approve the sale, transfer, mortgage or otherwise disposal of any legal or beneficial rights in the equity held by Party B in Party C or permit the creation of any Security Interest thereon from the date of this Agreement, except for the pledge created on the equity of Party C in accordance with the Equity Interest Pledge Agreement;

(8)

Party B shall cause that, without prior written consent of Party A, the Board of Shareholders and/or Board of Directors of Party C shall not approve the merger, partnership, joint venture or combination of Party C with any person, or acquiring or investing in any person, or the division of Party C, or the change of Articles of Association, registered capital or corporate form of Party C;

(9)

Party B shall immediately notify Party A of any occurred or threatened litigation, arbitration or administrative proceedings relating to the equity held by Party B in Party C, and shall take all necessary measures in accordance with Party A’s reasonable request;

(10)

Party B shall cause the Board of Shareholders and/or the Board of Directors of Party C to vote to agree to the transfer of the Purchased Equity as agreed in this Agreement and to take any and all other actions that Party A may require;

(11)

At the request made by Party A at any time, Party B shall immediately and unconditionally transfer the equity held by it in Party C to Party A and/or its designee in accordance with the Call Option hereunder, and Party B hereby waives its right of first refusal (if any) to purchase any equity from any other shareholder of Party C;

(12)

Party B shall strictly abide by this Agreement and the other contracts (including but not limited to the Equity Interest Pledge Agreement and the Business Cooperation Agreement) signed by Party B, Party C and Party A jointly or separately, fulfill the obligations under this Agreement and the above-mentioned other contracts, and shall not affect their effectiveness and enforceability due to its any act/omission. Party B shall not exercise its any residual rights to the equity under this Agreement or the Equity Interest Pledge Agreement or the power of attorney granted in favor of Party A unless Party A gives written instructions;

(13)

If, before the dissolution of Party C, Party A (or its designee) has paid the Equity Price but the relevant industrial and commercial changes have not been completed, then, at or before the dissolution of Party C, Party B shall timely deliver to Party A (or its designee) free of charge all the proceeds from the distribution of the remaining property obtained by Party B for the equity held by it in Party C, and in this case, Party B shall not claim any rights in such proceeds (except as exercised by Party A’s instructions);

(14)

Subject to the provisions and requirements of the current Laws of China, Party B agrees to refund to Party A free of charge the price obtained by it from Party A for the transfer of the Purchased Equity;

(15)

Party B agrees to sign an irrevocable power of attorney that is satisfactory to Party A and deposit it with Party A, in accordance with which Party A or its designee is authorized to exercise on Party B’s behalf all the rights of Party B as the shareholder of Party C; and

(16)	Party B shall ensure that Party C validly exists and will not be terminated, liquidated or dissolved.

3.	Representations and Warranties

Party B and Party C hereby jointly and separately represent and warrant to Party A on the date of this Agreement and on each transfer date of the Purchased Equity that:

3.1

It has the power to authorize the signing and delivery of this Agreement and any equity transfer contract (“Transfer Contract”) to which it is a party and under which the Purchased Equity will be transferred, and has the power and ability to fulfill its obligations under this Agreement and any Transfer Contract. Party B and Party C agree to sign a Transfer Contract in accordance with the terms of this Agreement when Party A exercises its Call Option. This Agreement and any Transfer Contract to which it is a party constitute or constitute its legal, valid and binding obligations and shall be enforceable in accordance with the terms thereof;

3.2

Neither the signing or delivery of this Agreement or any Transfer Contract nor the obligations under this Agreement or any Transfer Contract shall or will not: (i) result in a breach of any applicable Laws of China; (ii) conflict with Party C’s Articles of Association, regulations or other organizational documents; (iii) result in or constitute any breach of any contract or instrument to which it is a party or which is binding on it; (iv) result in any breach of any condition under which any license or permit is issued to any Party and/or continues to be in force; or (v) result in the suspension or withdrawal of or any additional conditions to the license or permit issued to any Party;

3.3

Party B has good and saleable ownership of the equity held by it in Party C. Except for the Security Interest under the Equity Interest Pledge Agreement, Party B does not create any Security Interest on such equity;

3.4	Party C has good and saleable ownership of all its assets and does not create any Security Interest on the above assets;

3.5

Party C does not have any outstanding debts, except for (i) the debts incurred in the ordinary course of business; and (ii) the debts that have been disclosed to Party A and for which Party A’s written consent has been obtained;

3.6

If Party C is required to be dissolved or liquidated in accordance with the requirements of the Laws of China, Party C shall, to the extent permitted by the Laws of China, sell all its assets to Party A or other eligible entities designated by Party A at the lowest price permitted by the Laws of China. Party C shall, within the scope of the Laws of China applicable at that time, exempt Party A or other eligible entities designated by Party A from any payment obligations arising therefrom; any proceeds arising from such transactions shall be taken as part of the service fee under the Business Cooperation Agreement which shall be paid to Party A or other eligible entities designated by Party A within the scope of the Laws of China applicable at that time;

3.7	Party C complies with all laws and regulations in China applicable to equity or asset acquisitions;

3.8	There are no ongoing, pending or possible litigation, arbitration or administrative procedures relating to Party C’s equity, Party C’s assets or Party C.

4.	Effective date

This Agreement shall take effect from the date of signing by all Parties. It shall be valid for 10 years and Party A may choose to renew it unless or until the date when all the Purchased Equity held by Party B is transferred to Party A and/or its designate (subject to the date of completion of the registration of changes with industrial and commercial) and Party A and/or its designate may legally engage in the business of Party C. If Party A fails to confirm the renewal hereof upon the expiration, this Agreement shall be automatically renewed until Party A delivers a letter confirming the renewal period hereof. Notwithstanding the foregoing, Party A shall have the right to terminate this Agreement unilaterally and immediately by giving Party B and Party C a written notice at any time without incurring any liability for breach. Party B and Party C shall have no right to terminate this Agreement unilaterally unless it is otherwise stipulated by the Laws of China.

5.	Liability for Breach

5.1

Unless otherwise agreed in other terms hereof, if any Party (the “Breaching Party”) fails to perform its obligations hereunder or otherwise breach this Agreement, any of the other Parties (the “Affected Party”) may: (a) send a written notice to the Breaching Party, stating the nature and extent of the breach and require the Breaching Party to cure the breach at its own expense within a reasonable period specified in the notice (the “Cure Period”). If the Breaching Party fails to cure the breach within the Cure Period, the Affected Party shall be entitled to require the Breaching Party to assume all liabilities caused by its breach and compensate the Affected Party for all actual economic losses, including but not limited to attorney fees, litigation or arbitration fees incurred related to litigation or arbitration proceedings in connection with such breach. In addition, the Affected Party shall be entitled to require the Breaching Party to perform this Agreement, and the Affected Party shall be entitled to request relevant arbitration institution or court to order the actual performance and/or enforcement of the provisions hereof; (b) terminate this Agreement, and require the Breaching Party to assume all liabilities caused by its breach, and pay all damages; or (c) enjoy the priority to get compensated from the proceeds obtained from the conversion of the pledged equity into money, or the auction or sales of the pledged equity in accordance with the Equity Interest Pledge Agreement, and require the Breaching Party to bear all losses caused thereby. The exercise of the said remedy by the Affected Party shall not affect its exercise of other remedies in accordance with this Agreement and relevant laws.

5.2

The Parties agree and acknowledge that, unless otherwise required by the Laws of China, if Party B or Party C is the Breaching Party, Party A is entitled to unilaterally terminate this Agreement immediately and demand damages from the Breaching Party. If Party A is the Breaching Party, Party B and Party C shall exempt Party A’ liability of for damages. Unless otherwise stipulated by the Laws of China, Party B and Party C are not entitled to unilaterally terminate or rescind this Agreement in any case.

6.	Governing Law and Dispute Settlement

6.1	Governing Law

The execution, validity, interpretation, performance, amendment and termination hereof or hereto, and disputes settlement hereunder shall be governed by the Laws of China.

6.2	Dispute Settlement

In case of any dispute arising from the interpretation and performance hereof, the Parties shall first settle the dispute through negotiation in good faith. If the Parties fail to reach an agreement on the settlement of such dispute within thirty (30) days after the request of any Party through negotiation, any Party may submit the dispute to China International Economic and Trade Arbitration Commission for arbitration in accordance with the applicable arbitration rules at that time. The arbitration shall be conducted in Beijing and the language of arbitration shall be Chinese. The arbitration award shall be final and binding upon the Parties. The arbitral tribunal may decide the compensation by the equity interests, assets or property interests of Party C for the losses caused to Party A due to the breach of contract by any other Party hereto, or order the compulsory relief or bankruptcy of Party C in respect of the relevant business or compulsory transfer of assets. After the arbitration award becomes effective, any Party shall apply to the court with jurisdiction for enforcement of the arbitration award. When necessary, the arbitration institution is entitled to immediately stop the breach of contract by the Breaching Party before making the final award on the disputes between the Parties, or decide that the Breaching Party not conduct any action that may cause further losses of Party A.

6.3

In the event of any dispute arising from the interpretation, modification, supplement or performance hereof or hereto, or any dispute being arbitrated, except for the matters in dispute, the Parties hereto shall continue to exercise their respective rights and perform their respective obligations hereunder.

6.4

If, at any time after the date hereof, any laws, regulations and rules of China is enacted or changed, or any of their interpretation or application is changed, the following provisions shall apply: to the extent permitted by the Laws of China, (a) if the changed law or enacted provision is more favorable to any Party than the relevant laws, regulations, decrees or provisions in force on the date hereof (and the other Parties is not adversely affected), all Parties shall promptly apply for and make their best efforts to obtain the benefits arising from such changes or new regulations; or (b) if the changed law or enacted provision has adversely affected the rights and interests of any Party, whether directly or indirectly, this Agreement shall continue to be executed in accordance with the original terms. The Parties shall adopt all lawful means to obtain exemptions from compliance with such changes or provisions. If the adverse effect on the economic interests of any party cannot be solved in accordance with the provisions hereof, after any of the Affected Party notifies the other Parties, all Parties shall consult and make all necessary modifications hereto in a timely manner to maintain the economic interests of the Affected Party hereunder.

7.	Taxes and Expenses

Each Party shall, in accordance with the Laws of China, pay any and all transfer and registration taxes, expenses and fees incurred by or levied on that Party in connection with the preparation and execution of this Agreement and the Transfer Contract(s), and the completion of the transactions agreed upon under this Agreement and the Transfer Contract.

8.	Notice

8.1

All notices and other communications required or permitted hereunder shall be delivered by hand or by prepaid registered mail, commercial express service or fax to the address and fax number of such Party as set forth in Appendix I hereto. Each notice shall be accompanied by a confirmation sent by e-mail. Under the following circumstances the notice is deemed to be validly served:

(1)	If the notice is given by hand delivery, courier service or prepaid registered mail, it shall be deemed to have been given on the date of receipt or rejection at the designated addressee.

(2)	If the notice is given by fax, it shall be deemed to have been given on the date of successful transmission (as evidenced by the automatically generated transmission confirmation).

8.2	Any Party may change its contact address, fax and/or email address at any time by giving notice to the other Parties in accordance with this Article.

9.	Confidentiality

The Parties agree that, this Agreement, its contents and any oral or written information exchanged in connection with this Agreement shall be confidential information. Party B and Party C shall keep all such information and shall not disclose any relevant information to any third party without the written consent of Party A, except for: (a) such information known to the public (but not disclosed by any of the receiving Parties); (b) information required by applicable law or any rules or requirements of the stock exchange; or (c) the information that Party B and Party C needs to disclose to its legal or financial consultants in connection with the transactions hereunder, and such legal or financial consultants shall also be subject to the duty of confidentiality similar to the obligations in this Article. The disclosure of any confidential information by any personnel or institutions employed by Party B and Party C shall be deemed as the disclosure of such confidential information by Party B and Party C, and Party B and Party C shall bear legal liability for the breach. This Article shall survive after the termination hereof for any reason.

10.	Further Assurances

The Parties agree to sign all necessary documents and take further actions reasonably needed for the performance of the provisions, and the realization of the purposes, of this Agreement or in their favor in a timely manner.

11.	Force Majeure

11.1

“Force Majeure” refers to any unforeseeable, unavoidable and insurmountable event that renders any Party’s failure to perform any part or all of its obligations hereunder, including but not limited to earthquake, typhoon, flood, war, strike, riot, act of government, change of laws or other applicable changes.

11.2

In case of any Force Majeure event, the obligations of any Party affected by the Force Majeure hereunder shall be automatically suspended during the delay period, and its performance period shall be automatically extended. The extended period shall be the suspension period, during which the Party shall not be punished or liable. In the event of a Force Majeure, the Parties shall immediately consult to seek a just solution and shall make all reasonable efforts to minimize the effect of Force Majeure.

12.	Miscellaneous

12.1	Amendment, Modification and Supplement

Any unspecified matter herein shall be separately determined by the Parties through consultation. Any amendment, modification or supplement hereto shall be made in writing. The amended or supplementary agreement duly signed by the Parties in connection with this Agreement and its appendix shall constitute an integral part of, and have the same legal effect as, this Agreement.

If relevant stock exchange or other regulatory authority with jurisdiction proposes any amendment hereto, or relevant stock exchange listing rules or other relevant provisions require the amendment hereto, the Parties shall amend this Agreement accordingly.

12.2	Entire Agreement

This Agreement (except for any of its amendment, supplement or modification made in writing after the date hereof) shall constitute an entire agreement between the Parties hereto with respect to the subject matter hereof, and shall supersede all prior oral and written negotiations, representations and contracts with respect to the subject matter hereof.

12.3	Headings

The headings of this Agreement are for convenience only, and shall not be used to interpret, explain or otherwise affect the meaning of any provision of this Agreement

12.4	Counterpart

This Agreement is made in nine (9) copies, with Party A and Party C each holding two (2) of them and each Party B holding one (1) of them which shall have the same legal effect.

12.5	Severability

If one or more provisions hereof are held to be invalid, illegal or unenforceable in any respect under any law or regulation, the validity, legality or enforceability of the remaining provisions hereof shall not be affected or impaired in any way. The Parties shall replace an invalid, illegal or unenforceable agreement with a valid one through the sincerity consultations and to the fullest extent permitted by law. The economic effect of such valid agreement shall be as similar as possible to that of the invalid, illegal or unenforceable agreement.

12.6	Successors

This Agreement shall be binding upon the respective successors and permitted transferees of the Parties.

12.7	Survival

(1) Any obligation arising from this Agreement or becoming due under this Agreement prior to the expiration or early termination of this Agreement shall remain valid after the expiration or early termination of this Agreement.

(2) The provisions of Articles 6, 8, 9 and 12.7 shall survive the termination of this Agreement.

12.8	Waiver

Any Party may waive its rights hereunder, but such waiver must be made in writing and signed by the Parties. A waiver by any Party in respect of a breach by other Parties in one case shall not be deemed to be a waiver by such party in respect of a similar breach in any other case.

12.9	Compliance with Laws and Regulations

Each Party shall abide by, and shall ensure the operation of each Party entirely conforms to, all laws and regulations officially promulgated and publicly available in China.

12.10	Transfer of Rights

Without prior written consent of Party A, Party C and/or Party B shall not transfer any of their rights and/or obligations hereunder to any third party. Party C and Party B hereby agree that Party A shall have the right to transfer any of its rights and/or obligations hereunder to any third party after notifying Party C and Party B in writing. In such case, Party B and Party C shall sign a supplementary agreement with the transferee or an agreement with the content materially the same as that of this Agreement.

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(This is the signature page of the Exclusive Call Option Agreement only)

IN WITNESS WHEREOF, this Exclusive Call Option Agreement has been executed by the Parties on the date and at the place first written above.

Party A: Beijing Quhuo Information Technology Co., Ltd. (Seal)

Signature:	/s/ Yiyang Yu
Name: Yiyang Yu
Title: Legal Representative

(This is the signature page of the Exclusive Call Option Agreement only)

IN WITNESS WHEREOF, this Exclusive Call Option Agreement has been executed by the Parties on the date and at the place first written above.

Party B1: Lili Sun

Signature:	/s/ Lili Sun

(This is the signature page of the Exclusive Call Option Agreement only)

IN WITNESS WHEREOF, this Exclusive Call Option Agreement has been executed by the Parties on the date and at the place first written above.

Party B2: Zhen Ba

Signature:	/s/ Zhen Ba

(This is the signature page of the Exclusive Call Option Agreement only)

IN WITNESS WHEREOF, this Exclusive Call Option Agreement has been executed by the Parties on the date and at the place first written above.

Party B3: Shuyi Yang

Signature:	/s/ Shuyi Yang

(This is the signature page of the Exclusive Call Option Agreement only)

IN WITNESS WHEREOF, this Exclusive Call Option Agreement has been executed by the Parties on the date and at the place first written above.

Party B4: Tongtong Li

Signature:	/s/ Tongtong Li

(This is the signature page of the Exclusive Call Option Agreement only)

IN WITNESS WHEREOF, this Exclusive Call Option Agreement has been executed by the Parties on the date and at the place first written above.

Party B5: Ningbo Maiken Investment Management LLP (Seal)

Signature:	/s/ Shuyi Yang
Name: Shuyi Yang
Title: Designated Representative of the General Partner

(This is the signature page of the Exclusive Call Option Agreement only)

IN WITNESS WHEREOF, this Exclusive Call Option Agreement has been executed by the Parties on the date and at the place first written above.

Party C: Beijing Quhuo Technology Co., Ltd. (Seal)

Signature:	/s/ Leslie Yu
Name: Leslie Yu
Title: Legal Representative

Appendix I

For the purpose of notification, the contact information of the Parties is as follows:

Party A: Beijing Quhuo Information Technology Co., Ltd.

Address: [REDACTED]

Tel: [REDACTED]

Party B1: Lili Sun

Address: [REDACTED]

Tel: [REDACTED]

Party B2: Zhen Ba

Address: [REDACTED]

Tel: [REDACTED]

Party B3: Shuyi Yang

Address: [REDACTED]

Tel: [REDACTED]

Party B4: Tongtong Li

Address: [REDACTED]

Tel: [REDACTED]

Party B5: Ningbo Maiken Investment Management LLP

Address: [REDACTED]

Tel: [REDACTED]

Party C: Beijing Quhuo Technology Co., Ltd.

Address: [REDACTED]

Tel: [REDACTED]